Exhibit 99.1

Contacts: Pat Sheaffer or Ron Wysaske, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Announces Lifting of Riverview Community Bank’s
Agreement with the Office of the Comptroller of the Currency

Vancouver, WA – April 8, 2014 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported that the Office of the Comptroller of the Currency (“OCC”) has lifted the formal agreement (“Agreement”) with Riverview Community Bank (“Bank”). This action immediately ends the regulatory restrictions that were contained in the Agreement and no further reporting under the Agreement is necessary.

“We are pleased that the OCC has acknowledged the significant improvement in the financial condition and operating results of the Bank.” stated Pat Sheaffer, Chairman and CEO of the Company and the Bank.  “The lifting of the Agreement is a testament to the diligent efforts of our employees and we’re proud that we were able to accomplish this without any government financial assistance. We made a  commitment to lending  $200 million in new loans this year and our teams will continue to focus on meeting the financial needs of our retail and small business clients throughout the communities we serve.”

Riverview continues to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.76%, Tier 1 leverage ratio of 10.42% and tangible common equity to tangible assets of 7.10% at December 31, 2013.

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $805 million, it is the parent company of the 90 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 18 branches, including thirteen in the Portland-Vancouver area and three lending centers.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, the Company’s compliance with regulatory enforcement actions we have entered into with the Federal Reserve and the possibility that our noncompliance could result in the imposition of additional enforcement actions and additional requirements or restriction on our operations; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including

RVSB Announces Lifting of the Formal Agreement
April 8, 2014

changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended March 31, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.